Exhibit 99.1

Datasea Enters into Common Stock Purchase Agreement with Triton Funds

New York — October 23, 2020 — Datasea Inc. (NASDAQ: DTSS) (“Datasea” or the “Company”), a technology company engaged in providing smart security solutions and developing education-related technologies in China, has entered into a common stock purchase agreement (“Agreement”) with investment firm Triton Funds LP (“Triton”), where Triton is obligated to purchase up to $2.0 million of the Company’s common stock from time-to-time through December 31, 2020.

As part of the Agreement, each time Datasea wishes to sell its common stock, it will first provide Triton with a purchase notice, which sets forth the total number of common stock the Company intends to sell. The purchase price for Triton would then be 90% of the lowest closing price of Datasea’s common stock during the five business days prior to closing.

The total number of shares to be purchased under the Agreement will not exceed 523,596 shares, or 2.5% of the Company’s outstanding shares of common stock, subject to the 9.9% beneficial ownership limitation of the Company’s shares of common stock held by Triton, to the $2.0 million cap under the Agreement, and to a valuation cap for the Company of $80 million. Datasea is also precluded from submitting a purchase notice to Triton in the event the closing price of $1.65 per share as reported on the Nasdaq Stock Market.

Datasea intends to use any net proceeds from the sale of its common stock to Triton for general corporate and working capital purposes.

The shares are offered pursuant to an effective “shelf” registration statement on Form S-3, as amended (SEC No. 333-239183) which was filed with, and subsequently was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 25, 2020. The offering will be made only by means of a prospectus supplement, which together with accompanying base prospectus, will be filed with the Securities and Exchange Commission and available on the SEC’s website at http://www.sec.gov.

About Datasea Inc.

Datasea is a technology company in China engaged in providing smart security solutions and developing education-related technologies. Datasea leverages its proprietary technologies, intellectual property, innovative products and market intelligence to provide comprehensive and optimized security solutions and education-related technologies to its clients. For additional company information, please visit: www.dataseainc.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," "target," "going forward," "outlook" and similar statements. Such statements are based upon management's current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond Datasea's control, which may cause Datasea's actual results, performance or achievements (including, without limitation, the performance and related results of operations arising from Datasea’s contracts and products addressed in this press release), Datasea’s ability to maintain and generate any revenue from the agreements subject of this press release, to differ materially and in an adverse manner from anticipated results contained or implied in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in Datasea's filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. Datasea does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under the law.

Investor Relations Contact:

Gateway Investor Relations

Matt Glover and John Yi

DTSS@gatewayir.com

949-574-3860